Exhibit 4(o)










================================================================================




                              LEHMAN BROTHERS INC.



                                       AND



                              THE BANK OF NEW YORK,


                                          Trustee




                          ----------------------------


                                    Indenture

                          Dated as of October 23, 1995



                          ----------------------------






================================================================================

     THIS INDENTURE, dated as of October 23, 1995, between LEHMAN BROTHERS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"),


                              W I T N E S S E T H :
                              - - - - - - - - - -


     WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the "Securities"), as in this Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors; and

     WHEREAS, all acts and things necessary to make this Indenture a valid agreement of the Company according to its terms have been done and performed, and the execution and delivery of this Indenture have in all respects been duly authorized,


     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Securities are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Securities by the Holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Securities or of any series thereof, as follows:

     PARAGRAPH A.  Incorporation by Reference.

     Articles One through Thirteen of the Lehman Brothers Inc. Standard Multiple-Series Indenture Provisions dated and filed with the Securities and Exchange Commission (the "Commission") on October 23, 1995 (the "Standard Provisions") are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

     PARAGRAPH B.  Additional Provisions.

     Each of the following provisions, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions:

SECTION 116.        Benefits of Indenture.

     Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 615.        Other Matters Concerning Trustee.

     The Corporate Trust Office of the Trustee at the date of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York, 10286.

     A Responsible Officer means a Vice President, Assistant Vice President, Assistant Treasurer or any other trust officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers.


SECTION 705.        Delivery of Reports by Trustee.

     The reports to be transmitted by the Trustee pursuant to the provisions of
Section 703 hereof shall be required to be transmitted on or before July 15, 1995, and on or before July 15 in every year thereafter, so long as any Securities are outstanding hereunder.



                            ------------------------




     The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     IN WITNESS WHEREOF, Lehman Brothers Inc. has caused this Indenture to be signed and acknowledged by its President, its Chairman of the Board, one of its Vice Presidents, its Chief Financial Officer or its Treasurer, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary, its Assistant Secretary or one of its Attesting Secretaries, and The Bank of New York has caused this Indenture to be signed and acknowledged by one of its Assistant Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Treasurers, as of the day and year first written above.



[CORPORATE SEAL]                   LEHMAN BROTHERS INC.


                                        By  /s/ Michael R. Milversted
                                           --------------------------
                                        Treasurer


 /s/ Suzanne Conticelli
-------------------------
Assistant Secretary


[CORPORATE SEAL]                   THE BANK OF NEW YORK,
                                             as Trustee
Attest:                            By /s/ Stephen Giurlando
                                      ----------------------------
                                   Title: Assistant Vice President

 /s/ Byron Merino
--------------------------
Title: Assistant Treasurer

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

     On the 23th day of October, 1995, before me personally came Michael R., Milversted, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of LEHMAN BROTHERS INC., one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                     Felicity Fridman
                                   -------------------

[Notarial Seal]




STATE OF NEW YORK   )
                         )  ss.:
COUNTY OF NEW YORK  )

     On the 23th day of October, 1995, before me personally came Stephen Giurlando, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                     Timothy Shea
                                                    ---------------
[Notarial Seal]

================================================================================





                              LEHMAN BROTHERS INC.







                            STANDARD MULTIPLE-SERIES
                              INDENTURE PROVISIONS













          Dated, and Filed with the Securities and Exchange Commission on, October 23, 1995









================================================================================

                            CROSS REFERENCE SHEET***

                                   between

the provisions of Sections 310 through 318(a) of the Trust Indenture Act of 1939, as amended, and the Lehman Brothers Inc. Standard Multiple-Series Indenture Provisions:

                                                                                Section of Standard
                                                                                Multiple-Series
 Section of Act                                                                 Indenture Provisions
 --------------                                                                 --------------------
Sec. 310(a)(1)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    609
        (a)(2)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    609
        (a)(3)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
        (a)(4)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
        (a)(5)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    609
        (b)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    608
                                                                                610
Sec. 311(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    613(a)
        (b)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    613(b)
        (b)(2)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    703(a)(2)
                                                                                703(b)
Sec. 312(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    701
                                                                                702(a)
        (b)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    702(b)
        (c)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    702(c)
Sec. 313(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    703(a)
        (b)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    703(b)
        (c)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    703(c)
        (d)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    703(d)
Sec. 314(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    704
        (b)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
        (c)(1)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
        (c)(2)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
        (c)(3)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
        (d)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
        (e)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
Sec. 315(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    601(a)
        (b)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    602
                                                                                703(a)(6)
        (c)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    601(b)
        (d)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    601(c)
        (d)(1)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    601(a)(1)
        (d)(2)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    601(c)(2)
        (d)(3)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    601(c)(3)
        (e)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    514
Sec. 316(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101
                                                                                502
        (a)(1)(A)    . . . . . . . . . . . . . . . . . . . . . . . . . . . .    512
        (a)(1)(B)    . . . . . . . . . . . . . . . . . . . . . . . . . . . .    513
        (a)(2)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
        (b)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    508
Sec. 317(a)(1)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    503
        (a)(2)       . . . . . . . . . . . . . . . . . . . . . . . . . . . .    504
        (b)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1003
Sec. 318(a)          . . . . . . . . . . . . . . . . . . . . . . . . . . . .    107









--------------------------------

* This cross reference sheet is not part of the Standard Multiple-Series Indenture Provisions.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION  . . .    1

SECTION 101.        Definitions . . . . . . . . . . . . . . . . . . . . . .    1
     "Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     "Additional Amounts" . . . . . . . . . . . . . . . . . . . . . . . . .    1
     "Affected Security"  . . . . . . . . . . . . . . . . . . . . . . . . .    1
     "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     "Authenticating Agent" . . . . . . . . . . . . . . . . . . . . . . . .    2
     "Authorized Newspaper" . . . . . . . . . . . . . . . . . . . . . . . .    2
     "Bearer Security"  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     "Board of Directors" . . . . . . . . . . . . . . . . . . . . . . . . .    2
     "Board Resolution" . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     "Cedel"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     "Commission" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     "Company Request"  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     "Company Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     "Component Currency" . . . . . . . . . . . . . . . . . . . . . . . . .    3
     "Consolidated Net Worth" . . . . . . . . . . . . . . . . . . . . . . .    3
     "Conversion Event" . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     "Corporate Trust Office" . . . . . . . . . . . . . . . . . . . . . . .    3
     "corporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     "coupon" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     "Currency Determination Agent" . . . . . . . . . . . . . . . . . . . .    3
     "Defaulted Interest" . . . . . . . . . . . . . . . . . . . . . . . . .    4
     "Depositary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     "Designated Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . .    4
     "Determination Notice" . . . . . . . . . . . . . . . . . . . . . . . .    4
     "Dollars"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     "$"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     "Dual Currency Security" . . . . . . . . . . . . . . . . . . . . . . .    4
     "ECU"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     "Election Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     "Euroclear"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     "European Communities" . . . . . . . . . . . . . . . . . . . . . . . .    4
     "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     "Exchange Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     "Floating Rate Security" . . . . . . . . . . . . . . . . . . . . . . .    5
     "Foreign Currency" . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     "Global Exchange Agent"  . . . . . . . . . . . . . . . . . . . . . . .    5
     "Government Obligations" . . . . . . . . . . . . . . . . . . . . . . .    5
     "Holder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

                                                                            Page
                                                                            ----


     "Indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     "Indexed Security" . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     "interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     "Interest Payment Date"  . . . . . . . . . . . . . . . . . . . . . . .    6
     "LIBOR"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     "LIBOR Security" . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     "London Banking Day" . . . . . . . . . . . . . . . . . . . . . . . . .    6
     "mandatory sinking fund payment" . . . . . . . . . . . . . . . . . . .    6
     "Market Exchange Rate" . . . . . . . . . . . . . . . . . . . . . . . .    6
     "Maturity" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     "Officers' Certificate"  . . . . . . . . . . . . . . . . . . . . . . .    6
     "Opinion of Counsel" . . . . . . . . . . . . . . . . . . . . . . . . .    6
     "optional sinking fund payment"  . . . . . . . . . . . . . . . . . . .    6
     "Original Issue Discount Security" . . . . . . . . . . . . . . . . . .    6
     "Outstanding"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     "Overdue Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     "Place of Payment" . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     "Predecessor Security" . . . . . . . . . . . . . . . . . . . . . . . .    8
     "Redemption Date"  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     "Redemption Price" . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     "Registered Holder"  . . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Registered Security"  . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Regular Record Date"  . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Responsible Officer"  . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Restricted Period"  . . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Security Register"  . . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Security Registrar" . . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Special Record Date"  . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Stated Maturity"  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Stock Exchange" . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     "Trust Indenture Act"  . . . . . . . . . . . . . . . . . . . . . . . .   10
     "United States"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     "United States Alien"  . . . . . . . . . . . . . . . . . . . . . . . .   10
     "Vice President" . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     SECTION 102.   Compliance Certificates and Opinions  . . . . . . . . .   10
     SECTION 103.   Form of Documents Delivered to Trustee  . . . . . . . .   11
     SECTION 104.   Acts of Holders . . . . . . . . . . . . . . . . . . . .   11
     SECTION 105.   Notices, Etc., to Trustee and Company . . . . . . . . .   13
     SECTION 106.   Notice to Holders; Waiver . . . . . . . . . . . . . . .   13
     SECTION 107.   Language of Notices, Etc. . . . . . . . . . . . . . . .   14
     SECTION 108.   Conflict with Trust Indenture Act . . . . . . . . . . .   14

                                                                            Page
                                                                            ----


     SECTION 109.   Effect of Headings and Table of Contents  . . . . . . .   14
     SECTION 110.   Successors and Assigns  . . . . . . . . . . . . . . . .   15
     SECTION 111.   Separability Clause . . . . . . . . . . . . . . . . . .   15
     SECTION 112.   Governing Law . . . . . . . . . . . . . . . . . . . . .   15
     SECTION 113.   Legal Holidays  . . . . . . . . . . . . . . . . . . . .   15
     SECTION 114.   Execution In Counterparts . . . . . . . . . . . . . . .   15
     SECTION 115.   Immunity of Incorporators, Stockholders, Officers and
                    Directors . . . . . . . . . . . . . . . . . . . . . . .   16
     SECTION 116.   Certain Matters Relating to Currencies  . . . . . . . .   16
     SECTION 117.   Calculation of Principal Amount . . . . . . . . . . . .   16

                                   ARTICLE TWO

                                 SECURITY FORMS . . . . . . . . . . . . . .   17
     SECTION 201.   Forms Generally . . . . . . . . . . . . . . . . . . . .   17
     SECTION 202.   Form of Trustee's Certificate of Authentication . . . .   18
     SECTION 203.   Securities in Global Form . . . . . . . . . . . . . . .   18

                                 ARTICLE THREE

                                 THE SECURITIES . . . . . . . . . . . . . .   18
     SECTION 301.   Amount Unlimited; Issuable in Series  . . . . . . . . .   18
     SECTION 302.   Denominations . . . . . . . . . . . . . . . . . . . . .   23
     SECTION 303.   Execution, Authentication, Delivery and Dating  . . . .   23
     SECTION 304. Temporary Securities; Exchange of Temporary Global Securities and Permanent Global Securities in Bearer
                      Form  . . . . . . . . . . . . . . . . . . . . . . . .   26
     SECTION 305.   Registration, Registration of Transfer and Exchange . .   30
     SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities  . . .   34
     SECTION 307.   Payment of Interest; Interest Rights Preserved  . . . .   35
     SECTION 308.   Persons Deemed Owners . . . . . . . . . . . . . . . . .   37
     SECTION 309.   Cancellation  . . . . . . . . . . . . . . . . . . . . .   38
     SECTION 310.   Computation of Interest . . . . . . . . . . . . . . . .   38
     SECTION 311.   Currency and Manner of Payments in Respect of
                    Registered Securities.  . . . . . . . . . . . . . . . .   38
     SECTION 312.   Appointment and Resignation of Successor
                       Currency Determination Agent . . . . . . . . . . . .   41
     SECTION 313.   CUSIP Numbers . . . . . . . . . . . . . . . . . . . . .   42

                                                                            Page
                                                                            ----


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE . . . . . . . . . . .   42
     SECTION 401.   Satisfaction and Discharge of Securities of any Series    42
     SECTION 402.   Application of Trust Money  . . . . . . . . . . . . . .   46
     SECTION 403.   Satisfaction and Discharge of Indenture . . . . . . . .   46

                                  ARTICLE FIVE

                                    REMEDIES  . . . . . . . . . . . . . . .   47
     SECTION 501.   Events of Default . . . . . . . . . . . . . . . . . . .   47
     SECTION 502.   Acceleration of Maturity; Rescission and
                      Annulment . . . . . . . . . . . . . . . . . . . . . .   49
     SECTION 503.   Collection of Indebtedness and Suits for
                       Enforcement by Trustee . . . . . . . . . . . . . . .   50
     SECTION 504.   Trustee May File Proofs of Claim  . . . . . . . . . . .   51
     SECTION 505.   Trustee May Enforce Claims Without Possession of
                    Securities or coupons . . . . . . . . . . . . . . . . .   52
     SECTION 506.   Application of Money Collected  . . . . . . . . . . . .   52
     SECTION 507.   Limitation on Suits . . . . . . . . . . . . . . . . . .   53
     SECTION 508.   Unconditional Right of Holders to Receive Principal,
                    Premium and Interest  . . . . . . . . . . . . . . . . .   54
     SECTION 509.   Restoration of Rights and Remedies  . . . . . . . . . .   54
     SECTION 510.   Rights and Remedies Cumulative  . . . . . . . . . . . .   54
     SECTION 511.   Delay or Omission Not Waiver  . . . . . . . . . . . . .   54
     SECTION 512.   Control by Holders  . . . . . . . . . . . . . . . . . .   55
     SECTION 513.   Waiver of Past Defaults . . . . . . . . . . . . . . . .   55
     SECTION 514.   Undertaking for Costs . . . . . . . . . . . . . . . . .   56
     SECTION 515.   Waiver of Stay or Extension Laws  . . . . . . . . . . .   56
     SECTION 516.   Judgment Currency . . . . . . . . . . . . . . . . . . .   56

                                   ARTICLE SIX

                                   THE TRUSTEE  . . . . . . . . . . . . . .   57
     SECTION 601.   Certain Duties and Responsibilities . . . . . . . . . .   57
     SECTION 602.   Notice of Defaults  . . . . . . . . . . . . . . . . . .   58
     SECTION 603.   Certain Rights of Trustee . . . . . . . . . . . . . . .   59
     SECTION 604.   Not Responsible for Recitals or Issuance of Securities    60
     SECTION 605.   May Hold Securities . . . . . . . . . . . . . . . . . .   61
     SECTION 606.   Money Held in Trust . . . . . . . . . . . . . . . . . .   61
     SECTION 607.   Compensation and Reimbursement  . . . . . . . . . . . .   61
     SECTION 608.   Disqualification; Conflicting Interests . . . . . . . .   62
     SECTION 609.   Corporate Trustee Required; Eligibility . . . . . . . .   62

                                                                            Page
                                                                            ----


     SECTION 610.   Resignation and Removal; Appointment of Successor . . .   63
     SECTION 611.   Acceptance of Appointment by Successor  . . . . . . . .   64
     SECTION 612.   Merger, Conversion, Consolidation or Succession to
                    Business  . . . . . . . . . . . . . . . . . . . . . . .   66
     SECTION 613.   Preferential Collection of Claims Against Company . . .   66
     SECTION 614.   Appointment of Authenticating Agent . . . . . . . . . .   71

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY . . . . .   73
     SECTION 701.   Company to Furnish Trustee Names and Addresses of
                    Holders . . . . . . . . . . . . . . . . . . . . . . . .   73
     SECTION 702.   Preservation of Information; Communications to Holders    73
     SECTION 703.   Reports by Trustee  . . . . . . . . . . . . . . . . . .   75
     SECTION 704.   Reports by Company  . . . . . . . . . . . . . . . . . .   76

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE  . . . .   77
     SECTION 801.   Company May Consolidate, Etc., Only on Certain Terms  .   77
     SECTION 802.   Successor Corporation Substituted . . . . . . . . . . .   79
     SECTION 803.   Opinion of Counsel to be Given Trustee  . . . . . . . .   79

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES  . . . . . . . . . . .   79
     SECTION 901.   Supplemental Indentures Without Consent of Holders  . .   79
     SECTION 902.   Supplemental Indentures with Consent of Holders . . . .   81
     SECTION 903.   Execution of Supplemental Indentures  . . . . . . . . .   83
     SECTION 904.   Effect of Supplemental Indentures . . . . . . . . . . .   83
     SECTION 905.   Conformity with Trust Indenture Act . . . . . . . . . .   83
     SECTION 906.   Reference in Securities to Supplemental
                      Indentures  . . . . . . . . . . . . . . . . . . . . .   83
     SECTION 907.   Notice of Supplemental Indenture  . . . . . . . . . . .   84

                                   ARTICLE TEN

                                    COVENANTS . . . . . . . . . . . . . . .   84
     SECTION 1001.  Payment of Principal, Premium and Interest  . . . . . .   84

                                                                            Page
                                                                            ----


     SECTION 1002.  Maintenance of Office or Agency . . . . . . . . . . . .   84
     SECTION 1003.  Money for Securities Payments to Be Held in Trust . . .   86
     SECTION 1004.  Corporate Existence . . . . . . . . . . . . . . . . . .   88
     SECTION 1005.  Limitation on Liens on Common Stock of Designated
                    Subsidiaries  . . . . . . . . . . . . . . . . . . . . .   88
     SECTION 1006.  Statement by Officers as to Default . . . . . . . . . .   88
     SECTION 1007.  Waiver of Certain Covenants . . . . . . . . . . . . . .   89
     SECTION 1008.  Payment of Additional Amounts . . . . . . . . . . . . .   89
     SECTION 1009.  Defeasance of Certain Obligations . . . . . . . . . . .   91
     SECTION 1010.  Calculation of Original Issue Discount. . . . . . . . .   94

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES  . . . . . . . . . . .   94
     SECTION 1101.  Applicability of Article  . . . . . . . . . . . . . . .   94
     SECTION 1102.  Tax Redemption; Special Tax Redemption  . . . . . . . .   94
     SECTION 1103.  Election to Redeem; Notice to Trustee . . . . . . . . .   97
     SECTION 1104.  Selection by Trustee of Securities to Be Redeemed . . .   97
     SECTION 1105.  Notice of Redemption  . . . . . . . . . . . . . . . . .   98
     SECTION 1106.  Deposit of Redemption Price . . . . . . . . . . . . . .   99
     SECTION 1107.  Securities Payable on Redemption Date . . . . . . . . .   99
     SECTION 1108.  Securities Redeemed in Part . . . . . . . . . . . . . .  100

                                 ARTICLE TWELVE

                                  SINKING FUNDS . . . . . . . . . . . . . .  101
     SECTION 1201.  Applicability of Article  . . . . . . . . . . . . . . .  101
     SECTION 1202.  Satisfaction of Mandatory Sinking Fund Payments with
                    Securities  . . . . . . . . . . . . . . . . . . . . . .  101
     SECTION 1203.  Redemption of Securities for Sinking Fund . . . . . . .  102

                                                                            Page
                                                                            ----



                                ARTICLE THIRTEEN

                        MEETINGS OF HOLDERS OF SECURITIES . . . . . . . . .  102
     SECTION 1301.  Purposes for Which Meetings May Be Called . . . . . . .  102
     SECTION 1302.  Call, Notice and Place of Meetings  . . . . . . . . . .  102
     SECTION 1303.  Persons Entitled to Vote at Meetings  . . . . . . . . .  103
     SECTION 1304.  Quorum; Action  . . . . . . . . . . . . . . . . . . . .  103
     SECTION 1305.  Determination of Voting Rights; Conduct and Adjournment
                    of Meetings . . . . . . . . . . . . . . . . . . . . . .  104
     SECTION 1306.  Counting Votes and Recording Action of Meetings . . . .  105

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION



SECTION 101.        Definitions.

     For all purposes of this Indenture and all Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article Six, are defined in that Article.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

     "Additional Amounts" has the meaning specified in Section 1008.

     "Affected Security" has the meaning specified in Section 1102.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

     "Authorized Newspaper" means a leading newspaper customarily published at least once a day for at least five days in each calendar week and of general circulation in New York City and in London and, so long as the Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in Luxembourg or, if it shall be impracticable in the opinion of the Trustee to make such publication, in another principal city in Western Europe. Such publication is expected to be made in The Wall Street Journal (Eastern edition), the Financial Times (London edition) and the Luxemburger Wort.

     "Bearer Security" means any Security established pursuant to Section 201 which is payable to bearer.

     "Board of Directors" means either the board of directors of the Company or any committee of that board duly authorized to act hereunder or any directors and/or officers of the Company to whom that board or committee shall have delegated its authority.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means with respect to any Security, unless otherwise specified in accordance with Section 301, any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: such day is
(a) not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close; (b) if the Security is denominated in a Foreign Currency other than the ECU, (x) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the Foreign Currency and (y) a day on which banking institutions in such principal financial center are carrying out transactions in such Foreign Currency; (c) if the Security is denominated in ECU, (x) not a day on which banking institutions are authorized or required by law or regulation to close in Luxembourg and (y) an ECU clearing day, as determined by the ECU Banking Association in Paris; and (d) if such Security is a LIBOR Security, a London Banking Day.

     "Cedel" means Cedel Bank, societe anonyme.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means Lehman Brothers Inc., a Delaware corporation, until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean each such successor corporation.

     "Company Request" or "Company Order" means, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Component Currency" has the meaning specified in Section 311(e).

     "Consolidated Net Worth" means consolidated assets minus consolidated liabilities as calculated in accordance with generally accepted accounting principles.

     "Conversion Event" means, with respect to any Foreign Currency, (i) the unavailability to the Company of such Foreign Currency for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Company's control, (ii) the cessation of use of such Foreign Currency as a unit of domestic exchange by the government or governments of the country or countries which so used such currency or (iii) the cessation of use of such Foreign Currency for the settlement of transactions by public institutions of or within the international banking community.

     "Corporate Trust Office" of the Trustee means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered. Such office is set forth in Section 615 of the Indenture.

     "corporation" includes corporations, associations, companies and business trusts.

     "coupon" means any interest coupon appertaining to a Bearer Security.

     "Currency Determination Agent", with respect to Securities of any series, means a Person (other than the Trustee) designated pursuant to Section 301 or
Section 312.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Depositary" means, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of the Standard Provisions, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

     "Designated Subsidiary" means any present or future consolidated subsidiary the Consolidated Net Worth of which constitutes at least 5 percent of the Consolidated Net Worth of the Company.

     "Determination Notice" has the meaning specified in Section 1102.

     "Dollars" and the sign "$" mean the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     "Dual Currency Security" means any Security as to which the Company has a one time option of making all payments of principal (premium, if any) and interest scheduled after the exercise of such option in a specified currency other than the currency in which such Security is denominated, all as specified in accordance with Section 301.

     "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

     "Election Date" has the meaning specified in Section 311(e).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear System.

     "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Date" has the meaning specified in Section 304.

     "Floating Rate Security" means a Security which provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index or any other index specified pursuant to Section 301.

     "Foreign Currency" means any currency or composite currency actively maintained as a recognized unit of domestic exchange by the government or governments of any country or countries other than the United States.

     "Global Exchange Agent" has the meaning specified in Section 304.

     "Government Obligations" means securities which are (i) direct obligations of the government which issued the currency in which the Securities of such series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government and are not callable or redeemable at the option of the issuer thereof.

     "Holder", when used with respect to any Security, means in the case of a Registered Security the Person in whose name the Security is registered in the Security Register and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

     "Indexed Security" means any Security as to which the amount of payments of principal, premium, if any, and/or interest due thereon is determined with reference to the rate of exchange between the currency or currency unit in which the Security is denominated and any other specified currency or currency unit, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in accordance with Section 301.

     "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only at Maturity, means interest payable at Maturity.

     "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

     "LIBOR" means, with respect to any series of Securities, the rate specified as LIBOR for such Securities in accordance with Section 301.

     "LIBOR Security" means any Security which bears interest at a floating rate calculated with reference to LIBOR.

     "London Banking Day" means, with respect to any LIBOR Security, any day on which dealings in deposits in the currency in which such LIBOR Security is denominated are transacted in the London interbank market.

     "mandatory sinking fund payment" has the meaning specified in Section 1201.

     "Market Exchange Rate" with respect to any Foreign Currency on any date means, unless otherwise specified in accordance with Section 301, the noon buying rate in The City of New York for cable transfers in such Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York for such Foreign Currency on the second Business Day prior to such date (or, in the event such buying rate is not then available, the most recently available buying rate for such Foreign Currency).

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, any Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for (including an employee of) the Company, and who shall be acceptable to the Trustee.

     "optional sinking fund payment" has the meaning specified in Section 1201.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 and which is designated as an Original Issue Discount Security pursuant to Section 301.

     "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any other obligor on the Securities) in trust for the Holders of such Securities and any related coupons or shall have been set aside and segregated in trust by the Company or any other obligor on the Securities (if the Company or any other obligor on the Securities shall act as its own Paying Agent); provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (c) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded (Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor), and (ii) the principal amount of any Indexed Security that shall be deemed to be Outstanding for such purposes shall be deemed to be the face amount thereof unless the specified terms of any such Indexed Security provide otherwise and the principal amount of any Dual Currency Security shall be the amount that would be due and payable with respect to such Dual Currency Security as of the date of such determination upon a declaration of acceleration pursuant to Section 502.

     "Overdue Rate", when used with respect to any series of the Securities, means the rate designated as such in or pursuant to the Board Resolution or the supplemental indenture, as the case may be, relating to such series as contemplated by Section 301.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable as specified as contemplated by Section 301 or, if not so specified, as specified in Section 1002.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price" when used with respect to any Security to be redeemed, means the price, in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant to this Indenture, at which it is to be redeemed pursuant to the resolution of the Board of Directors or the supplemental indenture, as the case may be, with respect to the Securities of such series as contemplated by Section 301, exclusive of interest accrued and unpaid to the Redemption Date.

     "Registered Holder" means the Person in whose name a Registered Security is registered in the Security Register.

     "Registered Security" means any Security established pursuant to Section 201 which is registered in the Security Register.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 301.

     "Responsible Officer", when used with respect to the Trustee, means the person or persons set forth in Section 605 of the Indenture.

     "Restricted Period" has the meaning set forth in United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7) (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold).

     "Securities" means any Securities authenticated and delivered under this Indenture.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such instalment of interest as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

     "Stock Exchange" means the Luxembourg Stock Exchange.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only as long as no senior class of stock has such voting power by reason of any contingency.

     "Trustee" shall mean the Person named as trustee in the first paragraph of this Indenture as originally executed until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and "Trustee" as used with respect to the Securities of any series in any Article of this Indenture shall mean the Trustee with respect to Securities of that series.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 905.

     "United States" means the United States of America (including the States and District of Columbia) and its possessions (including Puerto Rico and the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands).

     "United States Alien" has the meaning specified in Section 1008.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".


SECTION 102.        Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 1006) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.        Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.        Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such series may, alternatively, be embodied in and evidenced by the record of

Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of holders of Securities shall be proved in the manner provided in Section 1306.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

     (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described, or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to the Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a

Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Company and the Trustee deem sufficient.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


SECTION 105.        Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.        Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, (1) such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and
(2) such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders of Bearer Securities if published in an Authorized Newspaper on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

     In any case where notice to Registered Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


SECTION 107.        Language of Notices, Etc.

     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country of publication.


SECTION 108.        Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.


SECTION 109.        Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 110.        Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 111.        Separability Clause.

     In case any provision in this Indenture or in the Securities or coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 112.        Governing Law.

     This Indenture and the Securities and coupons shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.


SECTION 113.        Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any series shall not be a Business Day at the relevant Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities or coupons) payment of interest, if any, or principal (and premium, if any) with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


SECTION 114.        Execution In Counterparts.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


SECTION 115.        Immunity of Incorporators, Stockholders, Officers
                      and Directors.

     No recourse shall be had for the payment of the principal of (and premium, if any) or the interest, if any, on any Security or coupon of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities and coupons of each series are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or coupons of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities and coupons of each series.


SECTION 116.        Certain Matters Relating to Currencies.

     Each reference to any currency or currency unit in any Security, or in the Board Resolution or supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit.

     The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

     For the purposes of calculating the principal amount of Securities of any series payable in a Foreign Currency or currency unit for any purpose under this Indenture, the principal amount of such Securities at any time outstanding shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such series in an Officer's Certificate for such Foreign Currency or currency unit into Dollars as of the date of any such calculation.

SECTION 117.        Calculation of Principal Amount.

     For the purposes of calculating the principal amount of any Security denominated in a Foreign Currency for any purpose under this Indenture, the principal amount of such Security at any time outstanding shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of a spot rate of exchange specified to the Trustee for such Security in an Officers' Certificate for such Foreign Currency into Dollars as of the date of any such calculation.


                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.        Forms Generally.

     The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the form (including global form) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rules of any securities exchange or to conform to usage or as may, consistently herewith, be determined by the officers executing such Securities or coupons, as evidenced by their execution of the Securities or coupons. If temporary Securities of any series are issued in global form as permitted by Section 304, the form thereof shall be established as provided in the preceding sentence. If the forms of Securities or coupons of any series (or any such temporary global Security) are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities (or any such temporary global Security) or coupons.

     Unless otherwise specified as contemplated by Section 301, Securities in bearer form shall have interest coupons attached.

     The definitive Securities and coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution thereof.

SECTION 202.        Form of Trustee's Certificate of Authentication.

     The Certificate of Authentication on all Securities shall be in substantially the following form:

     "This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                   __________________________,
                                   as Trustee


                                   By________________________
                                     Authorized Signatory


SECTION 203.        Securities in Global Form.

     If Securities of a series are issuable in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein. Any instructions by the Company with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 102.

     Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.


                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 301.        Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1108);

          (3) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both;

          (4) the date or dates (or manner of determining the same) on which the principal of the Securities of the series is payable (which, if so provided in such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time);

          (5) the rate or rates (or manner of determining the same) at which the Securities of the series shall bear interest, if any, and the date or dates from which such interest shall accrue (which, in either case or both, if so provided in such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Securities of the series issued from time to time), the Interest Payment Dates on which such interest shall be payable (or the manner of determining the same) and the Regular Record Date for the interest payable on any Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 307;

          (6) the place or places where, subject to the provisions of Section 1002, the principal of and any premium and any Interest on Securities of the series shall be payable, any Registered Securities of that series may be surrendered for registration of transfer, any Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

          (7) if Section 311(b) applies, the Election Date (which shall not be less than 15 days before the payment date);

          (8) the price or prices at which, and the currency or currency unit in which, the Securities of the series are payable, and the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, as a whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

          (9) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, and the currency or currency unit in which, the Securities of the series are payable, and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, as a whole or in part, pursuant to such obligation;

          (10) if the coin or currency in which the Securities shall be issuable is Dollars, the denominations in which any Registered Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof and the denominations in which any Bearer Securities of the series shall be issuable if other than the denomination of $5,000;

          (11) the date as of which any Bearer Securities of the series and any global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

          (12) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

          (13) if other than Dollars, the coin or currency or currency unit in which payment of the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be made or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of Section 311;

          (14) if the principal of (and premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency or currency unit other than that in which the Securities are denominated or stated to be payable, in accordance with, in addition to or in lieu of the provisions of Section 311, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which the Securities are denominated and the currency or currency unit in which the Securities are stated to be payable;

          (15) the designation of the original Currency Determination Agent, if any;

          (16) if the Securities of such series are issuable as Indexed Securities, the manner in which the amount of payments of principal (premium, if any) and/or interest due thereon shall be determined;

          (17) if the Securities of such series may be converted into or exchanged for other securities of the Company or any other Persons, the terms and conditions pursuant to which the Securities of such series may be converted or exchanged;

          (18) if the principal of (or premium, if any) or interest, if any, on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the periods within which, and the terms and conditions upon which, any such election may be made;

          (19)  the applicable Overdue Rate, if any;

          (20) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified herein with respect to the Securities of the series;

          (21) if the Securities of such series do not bear interest, the applicable dates for purposes of Section 701;

          (22) if other than as set forth in Section 401, provisions for the satisfaction and discharge of this Indenture;

          (23) the application, if any, of Section 1008 and 1009 to the Securities of the series;

          (24) whether the Securities of the series shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depositary and Global Exchange Agent, if any, for such global Security or Securities, whether such global form shall be permanent or temporary and, if applicable, the Exchange Date;

          (25) if Securities of the series are to be issuable initially in the form of a temporary global Security, the circumstances under which the temporary global Security may be exchanged for permanent Securities and whether the permanent Securities will be Registered Securities and/or Bearer Securities and will be in certificated and/or global form and whether interest in respect of any portion of such global Security payable in respect of an Interest Payment Date prior to the Exchange Date shall be paid to any clearing organization with respect to a portion of such global Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date if other than as provided in this Article Three;

          (26) if the Securities of such series are issuable as Dual Currency Securities, the specified currency other than the denominated currency in which all payments of principal (premium, if any) and interest may be made at the option of the Company, and any other special terms with respect to such Securities (which terms shall not be inconsistent with the provisions of this Indenture); and

          (27) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, which terms, as set forth above, may be determined by the Company from time to time as to Securities of a series if so provided in or established pursuant to the authority granted in a Board Resolution or in any such indenture supplemental hereto, and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate (subject to Section 303) or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.


SECTION 302.        Denominations.

     Unless otherwise provided with respect to any series of Securities as contemplated by Section 301, any Registered Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof, any Bearer Securities of a series shall be issuable in the denomination of $5,000, and Registered and Bearer Securities shall be payable in Dollars.


SECTION 303.        Execution, Authentication, Delivery and Dating.

     The Securities and any related coupons shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman of the Board, its President, one of its Vice Presidents, its Chief Financial Officer or its Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities and coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and make available for delivery such Securities; provided, however, that, in connection with the sale of a Security during the Restricted Period, no Bearer Security in definitive form shall be mailed or otherwise delivered to any location in the United States; and provided, further that a Bearer Security in definitive form may be delivered only if the Person entitled to receive such Bearer Security shall have furnished a certificate substantially in the form set forth in Exhibit A to this Indenture, dated no earlier than 15 days prior to the date on which such Bearer Security is delivered, unless a certificate substantially in the form set forth in Exhibit A to this Indenture has previously been furnished pursuant to Section 304. If any Security shall be represented by a permanent global Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in definitive form by the Company of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 306 or 307, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If all the Securities of any one series are not to be issued at one time and if a Board Resolution or supplemental indenture relating to such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon (i) a Board Resolution or an executed supplemental Indenture, if any, and (ii) an Opinion of Counsel stating,

          (a) if the form of such Securities and any coupons have been established by or pursuant to Board Resolution or supplemental indenture as permitted by Section 201, that such forms have been established in conformity with the provisions of this Indenture;

          (b) if the terms of such Securities and any coupons have been established by or pursuant to Board Resolution or supplemental indenture as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture;

          (c) that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general principles of equity (whether considered in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing; and

          (d) that the issuance of such Securities and any related coupons will not conflict with or result in a breach of the terms or provisions of the charter or by-laws of the Company, or any indenture, mortgage or other agreement known to such counsel by which the Company is bound.

     If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     Each Registered Security shall be dated the date of its authentication, and unless otherwise specified as contemplated by Section 301, each Bearer Security (including any temporary or permanent Bearer Security in global form) shall be dated as of the date of original issuance of the first Security of such series to be issued.

     No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     Any temporary global Security and any permanent global Security shall, unless otherwise provided therein, be delivered to a Depositary designated pursuant to Section 301, for the benefit, in the case of a global Security in bearer form, of Euroclear and Cedel, and for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct). With respect to temporary global Securities in bearer form, on or prior to the last day of the Restricted Period, the Company shall deliver to the Trustee or the Global Exchange Agent as applicable definitive Bearer Securities and definitive Registered Securities, executed by the Company.

     Each Depositary designated pursuant to Section 301 for a global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

SECTION 304.        Temporary Securities; Exchange of Temporary Global
                       Securities and Permanent Global Securities in
                            Bearer Form.

     Pending the preparation of permanent Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the permanent Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Any such temporary Securities may be in global form, representing such of the Outstanding Securities of such series as shall be specified therein.

     Except in the case of temporary global Securities in bearer form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause permanent Securities of that series to be prepared within a reasonable period of time after the issue date of such temporary Securities. After the preparation of permanent Securities of such series, the temporary Securities of such series shall be exchangeable for permanent Securities of such series and of a like Stated Maturity and with like terms and provisions upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and (in accordance with a Company Order delivered at or prior to the authentication of the first permanent Security of such series) the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of permanent Securities of the same series of authorized denominations and of a like Stated Maturity and with like terms and provisions; provided, however, unless otherwise specified pursuant Section 301, no permanent Bearer Securities shall be delivered in exchange for a temporary Registered Security; and provided, further, that permanent Bearer Securities shall be delivered in exchange for a temporary global Security in bearer form only in compliance with the conditions set forth in Section 303 and this Section 304. Until exchanged as herein above provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as permanent Securities of the same series and tenor authenticated and delivered hereunder.

     Within a reasonable period of time after the Restricted Period but in any event not later than the date specified in or determined pursuant to the terms of any temporary global Security in bearer form, the Securities represented by any such temporary global Security in bearer form may be exchanged for (i) in whole, definitive Bearer Securities or (ii) in whole, Securities to be represented thereafter by one or more permanent global Securities in bearer form, without interest coupons, and/or (iii) in whole or in part, definitive Registered Securities (the date of such exchange, the "Exchange Date"); provided, however, that if definitive Bearer Securities have previously been issued in exchange for an interest in a permanent global Security in bearer form representing Securities of the same series, then (unless the Securities which would continue to be represented by any such permanent global Security in bearer form would be regarded by Euroclear and Cedel as fungible with any such definitive Bearer Securities issued in partial exchanges for interests in any such permanent global Security) interests in such temporary global Security in bearer form shall only thereafter be exchangeable, in whole, for definitive Bearer Securities, definitive Registered Securities or any combination thereof; provided, further, however, that if definitive Bearer Securities have previously been issued in exchange for interests in a temporary global Security in bearer form representing Securities of the same series, then interests in any such temporary global Security shall not be exchangeable for interests in a permanent global Security in bearer form of the series (unless the Securities to be represented by any such permanent global Security in bearer form would be regarded by Euroclear and Cedel as fungible with such previously issued definitive Bearer Securities). On the Exchange Date any such temporary global Security shall be surrendered by the Depositary to the Trustee as the Company's agent for such purpose, or the agent appointed by the Company pursuant to
Section 301 to effect the exchange of any such temporary global Security for permanent Securities (the "Global Exchange Agent"), and following such surrender, the Trustee or the Global Exchange Agent (as authorized by the Trustee as an Authenticating Agent pursuant to Section 614) shall (1) endorse any such temporary global Security to reflect the reduction of its principal amount by an equal aggregate principal amount of such permanent Securities being registered, (2) endorse the applicable permanent global Security in bearer form, if any, to reflect the initial amount, or an increase in the amount of Securities represented thereby, (3) manually authenticate such definitive Bearer Securities, definitive Registered Securities or permanent global Security, as the case may be, (4) make such definitive Bearer Securities or definitive Registered Securities, as the case may be, available for delivery to the Holder thereof or, as the case may be, make available for delivery such permanent global Security in bearer form to the Depositary to be held outside the United States for the accounts of Euroclear and Cedel, for credit to the respective accounts at Euroclear and Cedel, designated by or on behalf of the beneficial owners of such Securities (or to such other accounts as they may direct) and (5) redeliver such temporary global Security to the Depositary, unless such temporary global Security shall have been cancelled in accordance with Section 309 hereof provided, however, that, unless otherwise specified in such temporary global Security or unless a certificate substantially in the form set forth in Exhibit B to this Indenture has previously been provided pursuant to this Section 304, upon such presentation by the Depositary, such temporary global Security shall be accompanied by a certificate dated the Exchange Date, or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged for definitive Bearer Securities, definitive Registered Securities or Securities represented by one or more permanent global Securities in bearer form, as the case may be, and a certificate dated the Exchange Date or a subsequent date and signed by Cedel, as to the portion of such temporary global Security held for its account then to be exchanged for definitive Bearer Securities, definitive Registered Securities or Securities represented by one or more permanent global Securities in bearer form, as the case may be, each substantially in the form set forth in Exhibit B to this Indenture. Each certificate substantially in the form of Exhibit B hereto of Euroclear or Cedel, as the case may be, shall be based on certificates of the account holders listed in the records of Euroclear or Cedel, as the case may be, as being entitled to all or any portion of the applicable temporary global Security. An account holder of Euroclear or Cedel, as the case may be, desiring to effect the exchange of an interest in a temporary global Security in bearer form for definitive Bearer Securities, definitive Registered Securities or Securities represented by one or more permanent global Securities in bearer form, as the case may be, shall instruct Euroclear or Cedel, as the case may be, to request such exchange on its behalf and shall deliver to Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit A hereto and dated no earlier than 15 days prior to the Exchange Date.

     The delivery to the Trustee or the Global Exchange Agent by Euroclear or Cedel of any certificate substantially in the form of Exhibit B hereto may be relied upon by the Company and the Trustee or the Global Exchange Agent as conclusive evidence that a corresponding certificate or certificates has or have been delivered to Euroclear or to Cedel, as the case may be, pursuant to the terms of this Indenture.

     At any time after the last day of the Restricted Period, upon 30 days' notice to the Trustee or the Global Exchange Agent by Euroclear or Cedel, as the case may be, acting at the request of or on behalf of the beneficial owner, Securities represented by a permanent global Security in bearer form may be exchanged in whole for definitive Bearer Securities or in whole or in part for definitive Registered Securities and the Trustee or the Global Exchange Agent shall authenticate and make available for delivery, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged, which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as contemplated by
Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that if definitive Bearer Securities are issued in partial exchange for Securities represented by such a permanent global Security or by a temporary global Security in bearer form of the same series, such issuance shall (unless the Securities which would continue to be represented by such permanent global Security would be regarded by Euroclear and Cedel as fungible with any such definitive Bearer Securities issued in partial exchange for Securities represented by any such permanent global Security or any such temporary global Security of the same series) give rise to the exchange of such permanent global Security in whole for, at the option of the Holders entitled thereto, definitive Bearer Securities, definitive Registered Securities or any combination thereof. On or prior to the thirtieth day following receipt by the Trustee or the Global Exchange Agent of such notice with respect to the exchange of such Securities or, if such day is not a Business Day, the next succeeding Business Day, the permanent global Security shall be surrendered by the Depositary to the Trustee or the Global Exchange Agent, as the Company's agent for such purpose, to be so exchanged for definitive Securities following such surrender, upon the request of Euroclear or Cedel, as the case may be, and the Trustee or the Global Exchange Agent shall (1) endorse the applicable permanent global Security to reflect the reduction of its principal amount by the aggregate principal amount of such definitive Securities being requested, (2) cause the terms of such Securities and coupons, if any, to be entered on one or more definitive Bearer Securities and/or definitive Registered Securities, as the case may be, (3) manually authenticate such definitive Securities and (4) with respect to definitive Bearer Securities, make available for delivery such definitive Securities outside the United States to Euroclear or Cedel, as the case may be, for or on behalf of the beneficial owner thereof, in exchange for a portion of such permanent global Security.

     Unless otherwise specified in any such temporary global Security or permanent global Security in bearer form, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security or permanent global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Cedel or at the Corporate Trust Office of the Trustee or at the office or agency in a Place of Payment for Securities of such series, as the case may be. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global

Security or a permanent global Security in bearer form shall be delivered only outside the United States.

     Until exchanged in full as herein above provided, any temporary global Security or permanent global Security in bearer form shall in all respects be entitled to the same benefits under this Indenture as definitive Bearer Securities of the same series and tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on any such temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Cedel on such Interest Payment Date only upon delivery by Euroclear and Cedel to the Trustee or the Global Exchange Agent of a certificate or certificates substantially in the form set forth in Exhibit B to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or Cedel, as the case may be, a certificate substantially in the form set forth in Exhibit A to this Indenture.

     Any definitive Bearer Security authenticated and made available for delivery by the Trustee in exchange for a portion of a temporary global Security in bearer form or a permanent global Security in bearer form shall not bear a coupon for any interest which shall theretofore have been duly paid by the Trustee to Cedel or Euroclear or by the Company to the Trustee in accordance with the provisions of this Section 304.

SECTION 305.        Registration, Registration of Transfer and
                      Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed Security Registrar for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

     Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and in a like aggregate principal amount and of a like Stated Maturity and with like terms and conditions.

     Except as set forth below, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and in a like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive. Except as otherwise specified pursuant to Section 301, Registered Securities may not be exchanged for Bearer Securities.

     Notwithstanding any other provision of this Section or Section 304, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a global Security representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

     At the option of the Holder, definitive Bearer Securities of any series may be exchanged for definitive Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the definitive Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a definitive Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the definitive Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a definitive Bearer Security of any series is surrendered at any such office or agency in exchange for a definitive Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such definitive Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be (or, if such coupon is so surrendered with such definitive Bearer Security, such coupon shall be returned to the person so surrendering the definitive Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the definitive Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

     If at any time the Depositary for Securities of a series in registered form notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities for such series shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary with respect to the Securities for such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to
Section 301 shall no longer be effective with respect to the Securities for such series and the Company will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and make available for delivery Registered Securities in definitive form in exchange for an aggregate principal amount equal to the principal amount of the global Security or Securities representing such Securities.

     The Company may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event, the Company will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and make available for delivery, Registered Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount in exchange for the global Security or Securities representing such Registered Securities.

     If specified by the Company pursuant to Section 301 with respect to a series of Securities in registered form, the Depositary for such series of Securities may surrender a global

Security for such series of Securities in exchange in whole or in part for Registered Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and make available for delivery, without service charge, (i) to each Person specified by such Depositary a new Registered Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security; and (ii) to such Depositary a new global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Registered Securities delivered to Holders thereof.

     Upon the exchange in full of a global Security for Securities in definitive form, such global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Registered Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section

1104 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemp-tion or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

SECTION 306.        Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series and in a like aggregate principal amount and of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and in a like aggregate principal amount and of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

     In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, however, that principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in Section

1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time, enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.


SECTION 307.        Payment of Interest; Interest Rights Preserved.

     Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Unless otherwise provided with respect to the Securities of any series, at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) at the option of the Company, (1) in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States, or (2) in the case of a Registered Security, by transfer to an account maintained by the payee with a bank located inside the United States.

     Unless otherwise provided or contemplated by Section 301, every permanent global Security in bearer form will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Cedel with respect to that portion of such permanent global Security held for its account by the Depositary. Each of Euroclear and Cedel will in such circumstances credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

     Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b), 311(d) and 311(e)), equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 308.        Persons Deemed Owners.

     Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 309.        Cancellation.

     All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, in the case of Registered Securities and matured coupons, shall be promptly cancelled by it. All Bearer Securities and unmatured coupons so delivered to the Trustee shall be cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. Notwithstanding any other provision of this Indenture to the contrary, in the case of a series all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Trustee for cancellation by the Company or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to the Trustee shall be promptly cancelled by it. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and coupons held by the Trustee shall be returned by the Trustee.

SECTION 310.        Computation of Interest.

     Except as otherwise specified pursuant to Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.        Currency and Manner of Payments in Respect of
Registered Securities.

     Unless otherwise specified in accordance with Section 301 with respect to any series of Registered Securities, the following provisions shall apply:

          (a) Except as provided in paragraphs (b) and (d) below, the principal of (and premium, if any) and interest on Registered Securities of any series denominated in a Foreign Currency will be payable by the Company in Dollars based on the equivalent of that Foreign Currency converted into Dollars in the manner described in paragraph (c) below.

          (b) It may be provided pursuant to Section 301 with respect to Registered Securities of any series denominated in a Foreign Currency that Holders shall have the option, subject to paragraph (d) below, to receive payments of principal of (and premium, if any) and interest on such Registered Securities in such Foreign Currency by delivering to the Trustee (or to any duly appointed Paying Agent) a written election, to be in form and substance satisfactory to the Trustee (or to any such Paying Agent), not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in such Foreign Currency, such election will remain in effect for such Holder until changed by such Holder by written notice to the Trustee (or to any such Paying Agent); provided, however, that any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date; and provided, further, that no such change or election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred, the Company has exercised any satisfaction or discharge options pursuant to Article Four or
     Section 1009 or notice of redemption has been given by the Company pursuant to Article Eleven. In the event any Holder makes any such election, such election will not be effective as to any transferee of such Holder and such transferee shall be paid in Dollars unless such transferee makes an election as specified above; provided, however, that such election, if in effect while funds are on deposit with respect to the Registered Securities as described in Section 401(a)(1)(B) or Section 1009, will be effective on any transferee of such Holder unless otherwise specified pursuant to
     Section 301 for such Registered Securities. Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee (or to any duly appointed Paying Agent) not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in Dollars.

          (c) With respect to any Registered Security denominated in a Foreign Currency and payable in Dollars, the amount of Dollars so payable will be determined by the Currency Determination Agent based on the indicative quotation in The City of New York selected by the Currency Determination Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date that yields the least number of Dollars upon conversion of the Foreign Currency. Such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of the

     Reuters Monitor Foreign Exchange Service or, if not available, the Telerate Monitor Foreign Exchange Service. If such quotations are unavailable from either such foreign exchange service, such selection shall be made from the quotations received by the Currency Determination Agent from no more than three nor less than two recognized foreign exchange dealers in The City of New York selected by the Currency Determination Agent and approved by the Company (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Foreign Currency payable on such payment date in respect of all Securities denominated in such Foreign Currency and for which the applicable dealer commits to execute a contract. If no such bid quotations are available, payments shall be made in the Foreign Currency.

          (d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Registered Securities are payable, then with respect to each date for the payment of principal of (and premium, if any) and interest on such Registered Securities occurring after the last date on which such Foreign Currency was used, the Company may make such payment in Dollars. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Registered Securities with respect to such payment date shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate. Any payment in respect of such Security made under such circumstances in Dollars will not constitute an Event of Default hereunder.

          (e) For purposes of this Indenture the following terms shall have the following meanings:

                         A "Component Currency" shall mean any currency which is a component currency of any composite currency, including, without limitation, the ECU.

                         "Election Date" shall mean, for any Registered Security, the date specified pursuant to Section 301(7).

          (f) Notwithstanding any other provisions of this Section 311, the following shall apply: (i) if the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion, (ii) if two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency, (iii) if any Component Currency is divided into two or more currencies, the amount of that original Component Currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former Component Currency immediately before such division and (iv) in the event of an official redenomination of any currency (including without limitation, a composite currency), the obligations of the Company to make payments in or with reference to such currency on any Registered Securities shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.

          (g) All determinations referred to in this Section 311 made by the Currency Determination Agent shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Holders of the applicable Registered Securities. The Currency Determination Agent shall promptly give written notice to the Trustee of any such decision or determination. The Currency Determination Agent shall have no liability for any determinations referred to in this Section 311 made by it.

          (h) The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Company and the Currency Determination Agent with respect to any of the matters addressed in or contemplated by this Section 311 and shall not otherwise have any duty or obligation to determine such information independently.

SECTION 312.        Appointment and Resignation of Successor
                       Currency Determination Agent.

     (a) If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent. The Company will cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 301 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency into the applicable payment currency for the payment of principal and interest, if any, pursuant to Section 311.

     (b) No resignation of the Currency Determination Agent and no appointment of a successor Currency Determination Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Company and the Trustee accepting such appointment executed by the successor Currency Determination Agent.

     (c) If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Securities of any particular series).

SECTION 313.        CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may
                                           --------
state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE


SECTION 401.        Satisfaction and Discharge of Securities of any
                       Series.

     (a) The Company shall be deemed to have satisfied and discharged the entire indebtedness on all the Securities of any particular series and, so long as no Event of Default shall be continuing, the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

     (1)  either

                    (A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in
          Section 305, (ii) any Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1107 and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the last paragraph of Section 1003) have been delivered to the Trustee for cancellation; or

                    (B) except as otherwise specified pursuant to Section 301 for the Securities of such series, with respect to all Outstanding Securities of such series described in (A) above (and, in the case of (i), (ii) or (iii) below, any coupons appertaining thereto) not theretofore delivered to the Trustee for cancellation:

                           (i) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust an amount in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to Section 311(b) or a Conversion Event has occurred as provided in
                    Section 311(d), shall be made in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event), sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series and any related coupons for principal (and premium, if any) and interest, if any, to the Stated Maturity, or any Redemption Date as contemplated by
                    Section 402, as the case may be; or

                          (ii) the Company has deposited or caused to be deposited with the Trustee as obligations in trust such amount of Government Obligations as will, in a written opinion of independent public accountants delivered to the Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series and any related coupons for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                         (iii) the Company has deposited or caused to be
                    deposited with the Trustee such combination of trust funds or obligations in trust pursuant to (i) and (ii) above, respectively, as will, in a written opinion of independent public accountants delivered to the Trustee, together with the predetermined and certain income to accrue on such obligations in trust, be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series and any related coupons for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by
                    Section 402, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable with respect to the Securities of such series and any related coupons;

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Securities of such series and any related coupons have been complied with; and

          (4) if the Securities of such series and any related coupons are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to the Trustee as of the date of such deposit, then the Company shall have given, not later than the date of such deposit, notice of such deposit to the Holders of the Securities of such series.

     (b) Upon the satisfaction of the conditions set forth in this Section 401 with respect to all the Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company, and the Holders of the Securities of such series and any related coupons shall look for payment only to the funds or obligations deposited with the Trustee pursuant to Section 401(a)(1)(B); provided, however, that in no event shall the Company be discharged from (a) any payment obligations in respect of Securities of such series and any related coupons which are deemed not to be Outstanding under clause (c) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law, (b) from any obligations under Sections 402(b), 607, 610 and 1008 and (c) from any obligations under Sections 304, 305 and 306 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, lost, destroyed or stolen Securities and any related coupons shall not be obligations of the Company) and Sections 311, 701 and 1002; and provided, further, that in the event a petition for relief under Title 11 of the United States Code or a successor statute is filed and not discharged with respect to the Company within 91 days after the deposit, the entire indebtedness on all Securities of such series and any related coupons shall not be discharged, and in such event the Trustee shall return such deposited funds or obligations as it is then holding to the Company upon Company Request. Notwithstanding the satisfaction of the conditions set forth in this Section 401 with respect to all the Securities of any series not payable in Dollars, upon the happening of any Conversion Event the Company shall be obligated to make the payments in Dollars required by Section 311(d) to the extent that the Trustee is unable to convert any Foreign Currency or currency unit in its possession pursuant to Section 401(a)(1)(B) into the Dollar equivalent of such Foreign Currency or currency unit, as the case may be. If, after the deposit referred to in Section 401 has been made, (x) the Holder of a Security is entitled to, and does, elect pursuant to Section 311(b) to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 401 was made, or (y) a Conversion Event occurs as contemplated in Section 311(d), then the indebtedness represented by such Security shall be fully discharged to the extent that the deposit made with respect to such Security shall be converted into the currency or currency unit in which such Security is payable. The Trustee shall return to the Company any non-converted funds or securities in its possession after such payments have been made.

SECTION 402.        Application of Trust Money.

     (a)  All money and obligations deposited with the Trustee pursuant to
Section 401 or Section 1009 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. Such money and obligations shall be applied by the Trustee, in accordance with the provisions of the Securities, any coupons, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and interest, if any, on the Securities for the payment of which such money and obligations have been deposited with the Trustee. If Securities of any series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

     (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 401 or Section 1009 or the interest and principal received in respect of such Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Company under this Section 402(b) shall be deemed to be an obligation of the Company under Section 607(2).

     (c) Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 401 or Section 1009 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such money or Government Obligations were deposited or received.


SECTION 403.        Satisfaction and Discharge of Indenture.

     Upon compliance by the Company with the provisions of Section 401 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an Opinion of Counsel and an Officers' Certificate, the Trustee

(at the expense of the Company) shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.

     Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Sections 304, 305, 306, 311, 402(b), 607, 610, 614, 701, 1002 and 1008 and the obligations of the Trustee under Section 402 shall survive.


                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.        Events of Default.

     "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Security of that series and any related coupon when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

          (3) default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due and payable by the terms of any Security of that series, and continuance of such default for a period of 30 days; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in respect of the Securities of that series contained in this Indenture (other than a covenant or warranty in respect of the Securities of such series, a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), or established in or pursuant to the authority granted in the Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 301, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the

     Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (7) any other Event of Default provided in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 301.

SECTION 502.        Acceleration of Maturity; Rescission and
                      Annulment.

     If an Event of Default with respect to Securities of any series and any related coupons at the time outstanding occurs and is continuing, then in every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or if any Securities of that series are (i) Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of those Securities, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of those Securities) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained and entered by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if,

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d)),

                    (A) all overdue interest, if any, on all Securities of that series and any related coupons,

                    (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the Overdue Rate applicable to that series,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the Overdue Rate applicable to that series, and

                    (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.        Collection of Indebtedness and Suits for
                       Enforcement by Trustee.

The Company covenants that if,

          (1) default is made in the payment of any interest on any security of any series and any related coupons when such interest becomes due and payable and such default continues for a period of 30 days,

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof, or

          (3) default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due pursuant to the terms of the Securities of any series and such default continues for a period of 30 days, then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue instalment of interest, at the Overdue Rate of any such Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.        Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (i) to file and prove a claim for the whole amount of principal (or, if the Securities of such series are Original Issue Discount Securities, Indexed Securities or Dual Currency Securities, such amount as may be due and payable with respect to such Securities pursuant to a declaration in accordance with Section 502) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities of such series and any related coupons and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Securities of such series and any related coupons allowed in such judicial proceeding, and

              (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities and coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities and coupons, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.


SECTION 505.        Trustee May Enforce Claims Without Possession of
                       Securities or coupons.

     All rights of action and claims under this Indenture or the Securities or coupons of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.


SECTION 506.        Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the several Securities or coupons, or both, as the case may be, with respect to which such moneys were collected, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
     607;

          SECOND: To the payment of the amounts then due and unpaid upon such Securities and coupons for principal of (and premium, if any) and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

SECTION 507.        Limitation on Suits.

     No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless,

          (1) an Event of Default shall have occurred and be continuing and such Holder has previously given written notice to the Trustee of such continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508.        Unconditional Right of Holders to Receive
                       Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment, in the currency or currency unit herein prescribed, of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security on the Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.        Restoration of Rights and Remedies.

     If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.        Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.        Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of Securities of any series and any related coupons to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to such Holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.


SECTION 512.        Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) such direction would not involve the Trustee in any personal liability (unless the Trustee is indemnified to its reasonable satisfaction), and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 513.        Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series and any related coupons may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund instalment or analogous obligation with respect to the Securities of such series, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.        Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of any Security or coupon for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security or the payment of any coupon on or after the Stated Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption
Date).


SECTION 515.        Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


SECTION 516.        Judgment Currency.

     If for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or any related coupon it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or coupon, then such conversion shall be made at the spot rate of exchange prevailing on the date the Company shall make payment to any Person in satisfaction of such judgment. If pursuant to any such judgment, conversion shall be made on a date other than the date payment is made and there shall occur a change between such spot rate of exchange and the spot rate of exchange prevailing on the date of payment, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the spot rate of exchange prevailing on the date of payment or distribution, is the amount then due hereunder or under such Security or coupon. Any amount due from the Company under this Section 516 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security or coupon. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security or coupon at the spot rate of exchange prevailing when payment is made than the amount of currency or currency unit stated to be due hereunder or under such Security or coupon so that in any event the Company's obligations hereunder or under such Security or coupon will be effectively maintained as obligations in such currency or currency unit, and the Company shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion over the amount due and payable on the date of payment or distribution.


                                   ARTICLE SIX

                                   THE TRUSTEE


SECTION 601.        Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default with respect to any series of Securities,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to each series of Securities for which it acts as Trustee and with respect to which an Event of Default is continuing, and with respect to such series of Securities use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

     (d) Whether or not therein expressly so provided, every provision of this Indenture (except Section 603(b) hereof) relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.        Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Section 703(c) and shall publish in the manner and to the extent provided in Section 106, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment of any sinking fund instalment or analogous obligation with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series and any related coupons; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.


SECTION 603.        Certain Rights of Trustee.

     (a)  Subject to the provisions of Section 601:

               (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

             (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in (the absence of bad faith on its part), rely upon an Officers' Certificate;

              (iv) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

              (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

             (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

       (viii) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     (b) The Trustee shall not be charged with knowledge of any Event of Default with respect to the Securities of any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee assigned to the department of the Trustee specified for such purpose in Section 615 shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to the Trustee at the place so specified in
Section 615 by the Company and any other obligor on such Securities or by any Holder of such Securities.


SECTION 604.        Not Responsible for Recitals or Issuance of
                       Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series or coupons. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities of any series or the proceeds thereof.

SECTION 605.        May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.


SECTION 606.        Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


SECTION 607.        Compensation and Reimbursement.

The Company agrees:

          (1) to pay to each of the Trustee and any predecessor Trustee from time to time such compensation in Dollars for all services rendered by it hereunder as may be mutually agreed in writing between the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars for the Securities of any series upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee and each predecessor Trustee in Dollars for the Securities of any series for, and to hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture.

SECTION 608.        Disqualification; Conflicting Interests.

     The Trustee for the Securities shall be subject to the provisions of
Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

SECTION 609.        Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority and having its Corporate Trust Office in the Borough of Manhattan, The City of New York, or in such other city as shall be specified as contemplated by Section 301 with respect to any series of Securities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee upon any Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610.        Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by
Section 611 shall not have been delivered to the Trustee within 30 days after such removal, the Trustee so removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 608 hereof with respect to Securities of any series after written request therefor by the Company or by any Holder of Securities of such series who has been a bona fide Holder of a Security of such series for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting with respect to Securities of any series or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the

































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                                                                         64



     Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to Securities of such series, or (ii) subject to Section 514, any Holder of a Security of such series who has been a bona fide Holder of such Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to Securities of such series and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.


SECTION 611.        Acceptance of Appointment by Successor.

































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                                                                         65



     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 607, shall duly assign, transfer and deliver to such successor Trustee afl property and money held by such retiring Trustee hereunder.

     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612.        Merger, Conversion, Consolidation or Succession to
                       Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or Authenticating Agent then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities.


SECTION 613.        Preferential Collection of Claims Against Company.

     (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and coupons and the holders of other indenture securities, as defined in Subsection (c) of this Section:

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right
































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                                                                         67



     of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or com-position thereof, or otherwise, after the beginning of such three months' period, or in amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the Trustee:

                    (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act, as defined in Subsection (c) of this Section, or applicable State law;

                    (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

                    (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or

                    (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

     For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or
(ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee which has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

               (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months' period; and

              (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

     (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

          (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

     (c)  For the purposes of this Section only:

          (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable,

          (2) the term "other indenture securities" means any securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

          (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

          (4) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

          (5) the term "Company" means any obligor upon the Securities of any series; and

          (6) the term "Federal Bankruptcy Act" means the Bankruptcy Act of 1978 or Title II of the United States Code or any successor statute thereto.


SECTION 614.        Appointment of Authenticating Agent.

     At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and, in the case of any series of Securities denominated and payable solely in Dollars, such Authenticating Agent shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall provide notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner and to the extent provided in
Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                             _____________________________,
                                                                 As Trustee


                                             By___________________________,
                                                    As Authenticating Agent



                                             By____________________________
                                                         Authorized Officer

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.        Company to Furnish Trustee Names and Addresses of
                       Holders.

     The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of any series (a) semi-annually, on a date not more than 5 days after each Regular Record Date with respect to an Interest Payment Date, if any, for the Securities of such series, (b) on semi-annual dates in each year to be determined pursuant to Section 301 if the Securities of such series do not bear interest and (c) at such other times as such Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as such Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents other than such Trustee, as to the names and addresses of the Holders of the Securities of such series, obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than 15 days prior to the time such information is furnished or caused to be furnished and need not include information received after such date; provided, however, that as long as such Trustee is the Securities Registrar for such series, no such list shall be required to be furnished.


SECTION 702.        Preservation of Information; Communications to
                       Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities of each series contained in the most recent list furnished to the Trustee as provided in
Section 701 and the names and addresses of Holders of Securities of such series received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

     (b) If three or more Holders (herein referred to as "applicants") of Securities of any series apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of such series with respect to their rights under this Indenture or under the Securities of such series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

               (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

              (ii) inform such applicants as to the approximate number of Holders of such series whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders of such series the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of such series whose name and address appear in the information preserved at the time by the Trustee in accordance with
Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of such Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender, otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.        Reports by Trustee.

     (a) On or before the date provided therefor in Section 705 of this Indenture with respect to Securities of any series, so long as Securities of such series are outstanding hereunder, the Trustee for such series shall transmit by mail to all Holders of Securities of such series, as provided in Subsection (c) of this Section, a brief report dated as of a date 60 days preceding such date with respect to any of the following events which may have occurred within the prior 12 months (but if no such event has occurred within such period no report need be transmitted):

          (1) any change to its eligibility under Section 609 and its qualification under Section 608;

          (2) the creation of any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

          (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

          (4) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities of any series) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b)(2), (3), (4) or (6);

          (5) any change to the property and funds, if any, physically in the possession of the Trustee, as such, on the date of such report;

          (6) any additional issue of Securities of such series which the Trustee has not previously reported; and

          (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities of any series, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

     (b) The Trustee shall transmit by mail to all Holders of the Securities of any series, as provided in Subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or, if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of such series, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities of such series Outstanding at such time, such report to be transmitted within 90 days after such time.

     (c)  Reports pursuant to this Section shall be transmitted by mail:

          (1) to all Holders of Registered Securities, as the names and addresses of such Holders appear in the Security Register;

          (2) to such Holders of the Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

          (3) except in the case of reports pursuant to Subsection (b) of this Section, to each Holder of a Security whose name and address is preserved at the time by the Trustee, as provided in Section 702(a).

     (d) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when and as any Securities become listed on any stock exchange.


SECTION 704.        Reports by Company.

     The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the

































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                                                                         77



     information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit, within 30 days after the filing thereof with the Trustee, to the Holders of Securities, in the manner and to the extent provided in Section 703(c) with respect to reports pursuant to Section 703(a), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).



                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.        Company May Consolidate, Etc., Only on Certain
                       Terms.

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (1) in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, (including all Additional Amounts, if any, payable pursuant to Section 1008) on all the Securities and any related coupons and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

          (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby;

          (4) the successor corporation assuming the Securities and coupons shall have agreed, by supplemental indenture, to indemnify the individuals liable therefor for the amount of United States Federal estate tax paid solely as a result of such assumption in respect of Securities and coupons held by





































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                                                                         79



     individuals who are not citizens or residents of the United States at the time of their death; and

          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


SECTION 802.        Successor Corporation Substituted.

     Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities and any related coupons.


SECTION 803.        Opinion of Counsel to be Given Trustee.

     The Trustee shall be entitled to receive and, subject to Sections 601 and 603, shall be fully protected in relying upon an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Eight.


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.        Supplemental Indentures Without Consent of
                      Holders.

     Without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

          (3)  to add any additional Events of Default; or

          (4) to add to or to change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations, to provide for the issuance of uncertificated Securities of any series in addition to or in place of any certificated Securities and to make all appropriate changes for such purposes; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

          (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (6) to secure the Securities pursuant to the requirements of Section 1005 or otherwise; or

          (7) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301; or

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

          (9) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 401 or 1009, provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect; or

          (10) to add to or change or eliminate any provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interests of the Holders of Securities of any series and any related coupons in any material respect; or

          (11) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series and any related coupons in any material respect.


SECTION 902.        Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 1008 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Security, or change any Place of Payment where, or the coin or currency or currency unit in which, any Security or any premium or the interest, if any, thereon is payable, or change or eliminate the rights of a Holder under Section 311(b), or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1304 for quorum or voting, or

          (3) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 1002, or

          (4)  modify any of the provisions of this Section,  Section 513 or
     Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder or to each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1007 in accordance with the requirements of Sections 611(b) and 901(8) or with respect to the deletion of this proviso.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of one or more such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.        Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.        Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, but only with respect to the Securities of each series and any related coupons affected by such supplemental indenture, and such supplemental indenture shall form a part of this Indenture for all purposes with respect to such series; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall be bound thereby.


SECTION 905.        Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.


SECTION 906.        Reference in Securities to Supplemental
                      Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series and any related coupons so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series and any related coupons.

SECTION 907.        Notice of Supplemental Indenture.

     Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to all Holders of any series of the Securities affected thereby, in the manner and to the extent provided in Section 106, a notice setting forth in general terms the substance of such supplemental indenture.


                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.       Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d)) the principal of (and premium, if any) and interest, if any, on the Securities of that series in accordance with the terms of such Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The interest, if any, due in respect of any temporary or permanent global Security, together with any Additional Amounts payable in respect thereof, as provided in the terms and conditions of such Security, shall be payable, subject to the conditions set forth in Section 1008, only upon presentation of such Security to the Trustee for notation thereon of the payment of such interest.


SECTION 1002.       Maintenance of Office or Agency.

     If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on the Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations, and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

     No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium and interest on any Bearer Security shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if, and only if, payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent.


SECTION 1003.       Money for Securities Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d)) sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent for Securities of that series, a sum (in the currency or currency unit described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law as determined by the Company, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be transmitted once, in the manner and to the extent provided in Section 106, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.       Corporate Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1005.       Limitation on Liens on Common Stock of Designated
                        Subsidiaries.

     Except as otherwise specified as contemplated by Section 301 for Securities of any series, so long as any Securities of any series shall remain Outstanding, the Company will not, and will not permit any Designated Subsidiary to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Securities and, if the Company so elects, any other indebtedness of the Company ranking at least pari passu with the Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding.


SECTION 1006.       Statement by Officers as to Default.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an officers' certificate of the principal executive officer, principal financial or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this
Section 1006, any such default shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

     In addition, the Company shall file with the Trustee written notice of the occurrence of any default or Event of Default within five Business Days of its becoming aware of any such default or Event of Default.

SECTION 1007.       Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1005 or 1008 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


SECTION 1008.       Payment of Additional Amounts.

     If specified pursuant to Section 301, the provisions of this Section 1008 shall be applicable to Securities of any series.

     The Company will pay to a Holder who is a United States Alien such additional amounts (the "Additional Amounts") as may be necessary so that every net payment of principal of (and premium, if any) and interest on any Security or of any coupon appertaining thereto, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder, or by reason of the making of such payment, by the United States or any taxing authority thereof or therein, will not be less than the amount provided for in such Security or in such coupon to be then due and payable. The Company shall not be required, however, to make any payment of any Additional Amounts for or on account of:

     (A) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) the presentation of a Security or any coupon appertaining thereto for payment on a date more than 10 days after the date on which such payment


































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                                                                         90



          becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     (B) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

     (C) any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States Federal income tax;

     (D) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of (or premium, if any) or interest on, such Security or coupon;

     (E) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of (or premium, if any) or interest on, any Security or coupon if such payment can be made without withholding by any other paying agent;

     (F) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the Holder or beneficial owner of such Security or coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     (G) any tax, assessment or other governmental charge imposed on interest received by (i) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of the Company or (ii) a controlled foreign corporation with respect to the Company within the meaning of the Code; or

     (H)  any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor shall any Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Security or a coupon appertaining thereto to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Securities or any coupon appertaining thereto.

     The term "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

     Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any) or interest on any Security or payment with respect to any coupon of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the terms of such Securities and this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.


SECTION 1009.       Defeasance of Certain Obligations.

     (a) If specified pursuant to Section 301 to be applicable to the Securities of any series, the Company may omit to comply with any term, provision or condition set forth in Section 801, Section 1005 and any other covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of such series and subject to this Section 1009, and any such omission with respect to such Sections shall not be an Event of Default, in each case with respect to the Securities of such series, provided, however, that the following conditions have been satisfied:

          (1) with respect to all Outstanding Securities of such series and any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation,

                      (i) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust an amount in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section

          301 for the Securities of such series and except as provided in Sections 311(b) and 311(d), in which case the deposit to be made with respect to Securities for which an election has occurred pursuant to
          Section 311(b) or a Conversion Event has occurred as provided in
          Section 311(d), shall be made in the currency or currency unit in which such Securities are payable as a result of such election or Conversion Event), sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series and any related coupons for principal (and premium, if any) and interest to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                     (ii) the Company has deposited or caused to be deposited with the Trustee as obligations in trust such amount of Government Obligations as will, in a written opinion of independent public accountants delivered to the Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series and any related coupons for unpaid principal (and premium, if any) and interest, if any, to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be; or

                    (iii) the Company has deposited or caused to be deposited with the Trustee such combination of trust funds or obligations in trust pursuant to (i) and (ii) above, respectively, as will, in a written opinion of independent public accountants delivered to the Trustee, together with the predetermined and certain income to accrue on such obligations in trust, be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series any related coupons for principal (and premium if any) and interest to the Stated Maturity or any Redemption Date as contemplated by Section 402, as the case may be;

          (2) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

          (3) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the





































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                                                                         93



     Securities of that series shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(6) or Section 501(7) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 501(6) or Section 501(7) shall have occurred and be continuing on the 91st day after such date; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated in the Section have been complied with.

     (b)  Notwithstanding the satisfaction of the conditions set forth in this
Section 1009 with respect to all the Securities of any series not payable in Dollars, upon the happening of any Conversion Event the Company shall be obligated to make the payments in Dollars required by Section 311(d) to the extent that the Trustee is unable to convert any Foreign Currency or currency unit in its possession under Section 1009(a) into the Dollar equivalent of such Foreign Currency or currency unit, as the case may be. If, after the deposit referred to in Section 1009(a) has been made, (x) the Holder of a Security is entitled to, and does, elect pursuant to Section 311(b) to receive payment in a currency or currency unit other than that in which the deposit under Section 1009(a) was made, or (y) a Conversion Event occurs as contemplated in Section 311(d), then the indebtedness represented by such Security shall be fully discharged to the extent that the deposit made with respect to such Security shall be converted into the currency or currency unit in which such Security is payable. The Trustee shall return to the Company any non-converted funds or securities in its possession after such payments have been made.

     All the obligations of the Company under this Indenture with respect to the Securities of such series, other than with respect to Section 801, Section 1005, and any other covenant not set forth herein and specified pursuant to Section 301 to be applicable to the Securities of such series and subject to this
Section 1009, shall remain in full force and effect. Anything in this Section 1009 to the contrary notwithstanding, the Trustee for any series of Securities shall deliver or pay to the Company, from time to time upon Company Request, any money or Government Obligations held by it as provided in this Section 1009 which, as expressed in a written opinion of independent public accountants delivered to such Trustee, are in excess of the amount thereof which would have been required to be deposited for the purpose for which such money or Government Obligations were deposited or received, provided such delivery can be made without liquidating any Government Obligations.

SECTION 1010.       Calculation of Original Issue Discount.

     The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.       Applicability of Article.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.


SECTION 1102.       Tax Redemption; Special Tax Redemption.

     (a) Unless otherwise specified pursuant to Section 301, Securities of any series may be redeemed at the option of the Company in whole, but not in part, on not more than 60 days' and not less than 30 days' notice, on any Redemption Date at the Redemption Price specified pursuant to Section 301, if the Company determines that as a result of any change in or amendment to the laws or treaties, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any proposed change in such laws, treaties or regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties or regulations or filings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date specified in such Security except for proposals before the Congress before such date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any such action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Security has or will become obligated to pay such Additional Amounts pursuant to
Section 1008 on any Security or coupon or (B) there is a substantial possibility that the Company will be required to pay such Additional Amounts. Prior to the publication of any notice of redemption pursuant to this Section 1102(a), the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and (ii) an Opinion of Counsel to such effect based on such statement of facts. Notice may not be given prior to 60 days before the date on which the Company will or, if applicable, there is a substantial possibility that the Company will, become obligated to pay such Additional Amounts if a payment of interest were to be made on such date.

     (b) Unless otherwise specified pursuant to Section 301, if the Company shall determine that any payment made outside the United States by the Company or any of its Paying Agents in respect of any Bearer Security which is not a Floating Rate Security (an "Affected Security") would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Security that is a United States Alien (other than such a requirement (i) that would not be applicable to a payment made by the Company or any one of its Paying Agents (A) directly to the beneficial owner or (B) to a custodian, nominee or other agent of the beneficial owner, or (ii) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided that, in any case referred to in clause (i)(B) or (ii), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), the Company shall elect either (x) (A) in the case of Affected Securities that are Original Issue Discount Securities, to permit the Holders of such Affected Securities to elect, but only if done within 90 days after publication of the Determination Notice as hereunder provided, to surrender the same for redemption in whole but not in part at the Redemption Price, and (B) in the case of any other Affected Securities, to redeem such Affected Securities as a whole but not in part, at the Redemption Price, or (y) if the conditions of the next succeeding paragraph are satisfied, to pay the Additional Amounts specified in such paragraph. The Company shall make such determination as soon as practicable and publish prompt notice thereof (the "Determination Notice"), stating the effective date of such certification, documentation, information or reporting requirement, whether the Company elects to redeem (or, in the case of Original Issue Discount Securities, permit the Holders to elect to surrender for redemption) the Affected Securities or to pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Affected Securities must take place. If the Affected Securities are to be redeemed pursuant to this paragraph, the redemption shall take place on such date, no later than one year after the publication of the Determination Notice, as the Company shall specify by notice to the Trustee at least 60 days before the Redemption Date. Notice of such redemption of the Affected Securities shall be given to the Holders of Affected Securities not more than 60 days nor less than 30 days prior to the Redemption Date. Notwithstanding the foregoing, the Company shall not so redeem (or, in the case of Original Issue Discount Securities, permit the Holders to elect to surrender for redemption) the Affected Securities if the Company shall subsequently determine, not less than 30 days prior to the Redemption Date, that subsequent payments on the Affected Securities would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such subsequent determination and any earlier redemption notice shall be revoked and be of no further effect.

     If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Company or any of its Paying Agents in respect of any Affected Security of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of presentation of any such Affected Security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later), will not be less than the amount provided in any such Affected Security to be then due and payable. If the Company elects to pay Additional Amounts pursuant to this paragraph, the Company shall have the right to redeem (or, in the case of Original Issue Discount Securities, permit the Holders to elect, but only for the period of 30 days after the publication of notice of the redemption as hereinafter provided, to surrender for redemption) the Affected Securities as a whole, but not in part, at any time at the Redemption Price, subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Company has made the determination described in the preceding paragraph with respect to certification, documentation, information or other reporting requirements applicable only to interest and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, the Company will redeem the Affected Securities in the manner and on the terms described in the preceding paragraph unless the Company elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Affected Securities are to be redeemed, the Company shall have no obligation to pay Additional Amounts pursuant to this paragraph with respect to principal, but will be obligated to pay such Additional Amounts with respect to interest accrued and unpaid to the date of such redemption. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem (or, in the case of Original Issue Discount Securities, permit the Holders to elect, but only for the period of 30 days after publication of the notice of redemption as hereinafter provided, to surrender for redemption) the Affected Securities in whole, but not in part, at the Redemption Price subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Company elects to, or is required to, redeem (or, in the case of Original Issue Discount Securities, is required to permit Holders to elect or surrender for redemption) the Affected Securities pursuant to the two immediately preceding sentences, it shall publish in the manner and to the extent provided in Section 106 prompt notice thereof. If the Affected Securities are to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after publication of the notice of redemption, as the Company shall specify by notice to the Trustee at least 60 days prior to the Redemption Date. Any redemption payments made by the Company pursuant to this paragraph shall be subject to the continuing obligation of the Company to pay Additional Amounts pursuant to this paragraph.


SECTION 1103.       Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.


SECTION 1104.       Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series pursuant to Section 302 in the currency or currency unit in which the Securities of such series are denominated. The portions of the principal amount of Securities so selected for partial redemption shall be equal to the minimum authorized denominations for Securities of such series pursuant to Section 302 in the currency or currency unit in which the Securities of such series are denominated or any integral multiple thereof, except as otherwise set forth in the applicable form of Securities.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 1105.       Notice of Redemption.

     Except as otherwise provided herein, notice of redemption shall be given in the manner provided in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Securities to be redeemed.

     All notices of redemption shall identify the Securities to be redeemed (including CUSIP number) and shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities or portions thereof to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

          (5) the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price,

          (6)  that the redemption is for a sinking fund, if such is the case,

          (7) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, and

          (8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date on which such exchanges may be made.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


SECTION 1106.       Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d)) sufficient to pay the Redemption Price of, and accrued interest, if any, on all the Securities or portions thereof which are to be redeemed on that date.


SECTION 1107.       Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with accrued interest, if any, to the Redemption Date in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d)), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security or specified portions thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest, and provided, further, that unless otherwise specified as contemplated by Section 301, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record
Dates according to their terms and the provisions of Section 307.

     If any Bearer Security surrendered for redemption shall not be accompanied by all coupons appertaining thereto maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company if there is furnished to it such security or indemnity as it may require to save the Company and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

     If funds for the payment of any Security called for redemption shall not be so provided for, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.


SECTION 1108.       Securities Redeemed in Part.

     Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                 ARTICLE TWELVE

                                  SINKING FUNDS

SECTION 1201.       Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.


SECTION 1202.       Satisfaction of Mandatory Sinking Fund Payments
                        with Securities.

     The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and
(2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 1203.       Redemption of Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except as provided in Sections 311(b) and 311(d)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days before each such mandatory sinking fund payment date the Trustee shall select the Securities to be redeemed upon such mandatory sinking fund payment date in the manner specified in Section 1104 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1105. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1107 and 1108.


                                ARTICLE THIRTEEN

                        MEETINGS OF HOLDERS OF SECURITIES

13
SECTION 1301.       Purposes for Which Meetings May Be Called.

     If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article Thirteen to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.


SECTION 1302.       Call, Notice and Place of Meetings.

     (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1301, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in London, as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more then 180 days prior to the date fixed for the meeting.

     (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1301, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 30 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in London, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.


SECTION 1303.       Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.


SECTION 1304.       Quorum; Action.

     The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, then the Persons entitled to vote 66 2/3% in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.

Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 1302(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66 2/3% in principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

     Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.


SECTION 1305.       Determination of Voting Rights; Conduct and
                        Adjournment of Meetings.

     (a) Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of

Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1302(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

     (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount (or such other amount as shall be specified as contemplated by Section 301) of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

     (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1302 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.


SECTION 1306.       Counting Votes and Recording Action of Meetings.

     The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of

Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1302 and, if applicable, Section 1304. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                    EXHIBIT A

                    FORM OF CERTIFICATE TO BE GIVEN BY PERSON
                       ENTITLED TO RECEIVE BEARER SECURITY

                                   CERTIFICATE
                                   -----------

                   [Insert Title or Sufficient Description of
                           Securities to be Delivered]

                               (the "Securities")


     This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to the United States Federal income taxation regardless of its source ("United States persons"), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certificate excepts and does not relate to $__________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

     We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Date:_____________, 19__1/
                        -


By:___________________________________________________
   As, or as agent for, the beneficial owner(s) of the
   Securities to which this certificate relates.

















































--------------------

1/        Not earlier than 15 days prior to the Exchange Date or
-
          Interest Payment Date to which the certification relates.

                                    EXHIBIT B

                        FORM OF CERTIFICATION TO BE GIVEN
                       BY THE EUROCLEAR OPERATOR OR CEDEL

                                   CERTIFICATE

                     [Insert title or sufficient description
                         of Securities to be delivered]


     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the above-captioned Securities as of the date hereof, [_______________] principal amount of these Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v) ("financial institutions")) purchasing for their own account or for resale, or (b) acquired any Securities through foreign branches of United States financial institutions on the date hereof (and in either case
(a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any such portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.


Date:____________, 19__2/
                       -



                                   [Cedel]


                                   By:___________________________



















































--------------------

2/        Not earlier than the relevant Exchange Date or Interest
-
          Payment Date to which the certification relates.